Exhibit 99.1

PRESS RELEASE
Valvoline Inc. Reports Fourth Quarter and Fiscal Year 2025 Results

Sales of $1.7 billion and delivers 19th consecutive year of system-wide SSS growth; Plans to close the Breeze acquisition and host an Investor Update in December

LEXINGTON, Ky., November 19, 2025 – Valvoline Inc. (NYSE: VVV), the quick, easy, trusted leader in preventive automotive maintenance, today reported financial results for its fourth quarter and fiscal year ended September 30, 2025. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“Fiscal 2025 was another year of compelling growth and delivery of our financial targets. We continue to advance our strategic priorities and create long-term value for our shareholders,” said Lori Flees, President and CEO.

“As we wrap-up this fiscal year, I want to thank our franchise partners and our team of over 11,000. Their dedication to delivering a quick, easy, and trusted experience to our guests remains a key driver of our growth. We are well positioned as we enter fiscal 2026 to deliver strong top- and bottom-line growth.” Flees added, “We are pleased to have received FTC approval on our purchase of Breeze Autocare. We expect to close the transaction on December 1st and look forward to welcoming the Breeze team to Valvoline.”

Continuing Operations - Operating Results
Fiscal year highlights
•Sales of $1.7 billion grew 6%, 12% considering the impact of Refranchising1
•System-wide store sales grew 11% and system-wide same-store sales (SSS) increased 6.1%
•Store count increased 8% YoY, bringing the system-wide total to 2,180
•Reported income from continuing operations of $215 million was flat, while earnings per diluted share (EPS) of $1.67 increased 2%
•Adjusted EBITDA of $467 million increased 6%, 11% considering the impact of Refranchising1; adjusted EPS of $1.59 increased 1%, 8% considering the impact of Refranchising1
•Returned $60 million in cash to shareholders via share repurchases

1 Refer to the definition of Refranchising below.

Fourth quarter summary
•Sales of $454 million grew 4%, 10% considering the impact of Refranchising1
•System-wide store sales increased 11% to $918 million and system-wide SSS grew 6.0%
•Reported income from continuing operations of $26 million declined 71% and earnings per diluted share (EPS) of $0.20 decreased 71%
•Adjusted EBITDA of $130 million increased 5%, 9% considering the impact of Refranchising1; adjusted EPS of $0.45 decreased 2%
•System-wide net store additions in the quarter totaled 56

Balance Sheet and Cash Flow
•Cash and cash equivalents balance of $52 million; total debt of $1.1 billion
•Full-year operating cash flow from continuing operations of $307 million and free cash flow of $48 million

Breeze Autocare Acquisition

•Received clearance from the Federal Trade Commission to close the previously announced acquisition of Breeze Autocare
•Plan to close transaction on December 1, 2025
•Will acquire net 162 stores after 45 stores are divested to Mainstreet Auto, LLC at a net purchase price of $593 million, subject to adjustments for (i) store acquisitions and sale-leaseback transactions completed by Breeze since signing and (ii) customary closing adjustments
•Will be funded with a newly issued $740 million Term Loan B

Fiscal Year 2026 Outlook

Information regarding the Company’s outlook for fiscal 2026 is provided in the table below and includes the Breeze acquisition:

Fiscal 2026 Outlook
System-wide SSS growth[1]	4% - 6%
System-wide store additions[1]	330 - 360
Net revenues	$2.0 - $2.1 billion
Adjusted EBITDA[1]	$525 - $550 million
Adjusted EPS[1]	$1.60 - $1.70
Capital expenditures	$250 - $280 million

[1] Refer to the Key Business Measures and Use of Non-GAAP Measures sections herein for further information regarding management’s use of these measures.

Valvoline’s outlook for adjusted EBITDA and adjusted EPS are non-GAAP financial measures that are expected to be impacted by items affecting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to the comparable GAAP measures estimated for fiscal 2026 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact these GAAP measures in fiscal 2026 but would not impact non-GAAP adjusted results.

Investor Update Scheduled for December

Valvoline will host an Investor Update on Thursday, December 11, 2025. Members of the leadership team will present regarding the Company’s strategy, growth plans and financial outlook.

Registration details can be found at Valvoline’s website at http://investors.valvoline.com. The event will be webcast live and, following the live event, an archived version of the webcast and supporting materials will be available.
Fourth Quarter and Fiscal Year Operating Results

(In millions, except per share amounts and store counts)	Q4 results	YoY growth (decline)	FY results	YoY growth
Net revenues	$453.8	4%	$1,710.3	6%
Operating income (a)	$84.5	(37%)	$389.9	6%
Income from continuing operations (a)	$25.6	(71%)	$214.8	—%
EPS (a)	$0.20	(71%)	$1.67	2%
Adjusted EPS (b)	$0.45	(2%)	$1.59	1%
Adjusted EBITDA (b)	$130.1	5%	$466.8	6%
System-wide store sales (b)	$918.4	11%	$3,453.8	11%
	Q4 results	Quarter change	FY results	YoY change
System-wide stores (b)	2,180	+56	2,180	+170
Company-operated stores (c)	1,016	+33	1,016	+66
Franchised stores (b) (c)	1,164	+23	1,164	+104
	Q4 - YoY growth		FY - YoY growth
System-wide SSS (b)	6.0%		6.1%

(a)
Includes the effects of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). These key items are delineated within Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share.

(b)
Refer to Key Business Measures, Use of Non-GAAP Measures, Table 4 - Retail Stores Operating Information, Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share, and Table 7 - Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations for management’s definitions of the metrics presented above and reconciliation to the corresponding GAAP measures, where applicable.

(c)	Changes reflect the effects of conversions between company-operated and franchised stores, representing changes in the mix of stores that do not impact the total system-wide store count.

Refranchising Recast Results

Valvoline completed the sale of 67 stores from company to franchise through three transactions that occurred in the fourth quarter of fiscal 2024 and the first quarter of fiscal 2025 (the “Refranchising”). These conversions combined with executed development agreements will provide significant growth in their respective markets and deliver long-term value to shareholders.

The table below presents as reported and recast results that adjust for the Refranchising as if those transactions occurred immediately prior to October 1, 2023:

	Current year	Prior year		YoY growth (decline)
	Q4 FY25 As Reported	Q4 FY24 As Reported	Q4 FY24 Recast	As Reported	As Recast
Net revenues	$453.8	$435.5	$414.0	4%	10%
Adjusted EBITDA (a)	$130.1	$124.1	$119.3	5%	9%
Adjusted EPS (a)(b)	$0.45	$0.46	$0.43	(2%)	5%

	Current year		Prior year		YoY growth
	FY25 As Reported	FY25 Recast	FY24 As Reported	FY24 Recast	As Reported	As Recast
Net revenues	$1,710.3	$1,698.6	$1,619.0	$1,519.7	6%	12%
Adjusted EBITDA (a)	$466.8	$463.5	$442.6	$419.1	6%	11%
Adjusted EPS (a)(b)	$1.59	$1.56	$1.57	$1.44	1%	8%

(a)	Refer to the Key Business Measures and Use of Non-GAAP Measures sections herein for further information regarding management’s use of these measures.
(b)
Recast Adjusted EPS was determined utilizing the adjusted effective tax rate in the respective periods and did not assume any changes in interest expense or share counts from reported results that may have occurred if the refranchising transactions had occurred earlier as the recast results assume.

Conference Call Webcast

Valvoline will host a live audio webcast of its fourth quarter fiscal 2025 conference call today, November 19, 2025, at 9 a.m. ET. The webcast and supporting materials will be accessible through Valvoline's website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and system-wide SSS and store sales. Management believes these measures are useful to evaluating and understanding Valvoline's operating performance and should be considered as supplements to, not substitutes for, Valvoline's net revenues and operating income, as determined in accordance with U.S. GAAP.
Net revenues are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. For the periods presented herein, SSS is defined as net revenues of U.S. Valvoline Instant Oil ChangeSM (VIOCSM) stores (company-operated, franchised and the combination of these for system-wide SSS) with same stores defined at the beginning of the month following the completion of 12 full months in operation within the system.

Net revenues are limited to sales at company-operated stores, in addition to royalties and other fees from independent franchised and Express Care stores. Although Valvoline does not recognize store-level sales from franchised stores as net revenues in its Statements of Condensed Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and operating performance.

Use of Non-GAAP Measures

The following non-GAAP measures are included herein: EBITDA, adjusted EBITDA, and adjusted EBITDA margin; adjusted net income and adjusted diluted earnings per share; and free cash flow and free cash flow excluding growth capital expenditures. Refer to the tables herein for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Non-GAAP measures include adjustments from results based on U.S. GAAP that management believes enables comparison of certain financial trends and results between periods and provides a useful supplemental presentation of Valvoline's operating performance that allows for transparency with respect to key metrics used by management in operating the business and measuring performance. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The manner used to compute the non-GAAP information used by management may differ from the methods used by other companies and may not be comparable.

Refer to the Appendix at the end of this release for descriptions of the adjustments that depart from the computations in accordance with U.S. GAAP.
About Valvoline Inc.

Valvoline Inc. (NYSE: VVV) delivers quick, easy, trusted service at approximately 2,200 franchised and company-operated service centers across the United States and Canada. The Company completes more than 30 million services annually system-wide, from about 15-minute stay-in-your-car oil changes to a variety of manufacturer-recommended maintenance services such as wiper replacements and tire rotations. At Valvoline Inc., it all starts with our people, including the over 11,000 team members who are working to drive the full potential of our core business, deliver sustainable network growth and innovate to meet the evolving needs of our customers and the car parc. For more information, visit vioc.com.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed transaction to acquire Breeze Autocare, including its Oil Changers stores, the expected timetable for completing the proposed transaction, the integration of the Breeze Autocare business, and the anticipated benefits and synergies of the proposed transaction; executing on the growth strategy to create shareholder value by driving the full potential in Valvoline’s core business, delivering sustainable network growth and innovating to meet the changing needs of customers and the car parc; realizing the benefits from acquisitions and refranchising transactions; and future opportunities for the stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in Valvoline’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline Inc., or its subsidiaries, registered in various countries
SM Service mark, Valvoline Inc., or its subsidiaries, registered in various countries

FURTHER INFORMATION

Investor Inquiries
Elizabeth B. Clevinger

+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Angela Davied
media@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries				Table 1
Statements of Consolidated Income
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended September 30		Year ended
			September 30
	2025	2024	2025	2024
Net revenues	$453.8	$435.5	$1,710.3	$1,619.0
Cost of sales	276.3	265.2	1,051.8	1,000.2
Gross profit	177.5	170.3	658.5	618.8
Selling, general and administrative expenses	95.3	81.1	349.9	305.1
Net legacy and separation-related (income) expenses	(0.2)	(0.9)	1.4	(0.7)
Other income, net	(2.1)	(44.5)	(82.7)	(52.8)
Operating income	84.5	134.6	389.9	367.2
Net pension and other postretirement plan expenses	26.3	1.3	23.6	11.7
Net interest and other financing expenses	21.0	18.0	74.0	71.9
Income before income taxes	37.2	115.3	292.3	283.6
Income tax expense	11.6	26.2	77.5	69.1
Income from continuing operations	25.6	89.1	214.8	214.5
(Loss) income from discontinued operations, net of tax	(0.6)	3.2	(4.1)	(3.0)
Net income	$25.0	$92.3	$210.7	$211.5

Net earnings per share
Basic earnings (loss) per share
Continuing operations	$0.20	$0.69	$1.68	$1.65
Discontinued operations	—	0.02	(0.03)	(0.02)
Basic earnings per share	$0.20	$0.71	$1.65	$1.63

Diluted earnings (loss) per share
Continuing operations	$0.20	$0.68	$1.67	$1.63
Discontinued operations	—	0.03	(0.03)	(0.02)
Diluted earnings per share	$0.20	$0.71	$1.64	$1.61

Weighted average common shares outstanding
Basic	127.6	129.3	127.9	130.1
Diluted	128.4	130.3	128.6	131.0

Valvoline Inc. and Consolidated Subsidiaries		Table 2
Condensed Consolidated Balance Sheets
(In millions - preliminary and unaudited)

	September 30	September 30
	2025	2024
Assets
Current assets
Cash and cash equivalents	$51.6	$68.3
Receivables, net	89.6	86.4
Inventories, net	42.6	39.7
Prepaid expenses and other current assets	59.9	61.0
Total current assets	243.7	255.4

Noncurrent assets
Property, plant and equipment, net	1,134.6	958.7
Operating lease assets	331.8	298.6
Goodwill and intangibles, net	740.5	705.6
Other noncurrent assets	219.8	220.4
Total assets	$2,670.4	$2,438.7

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$23.8	$23.8
Trade and other payables	118.9	117.4
Accrued expenses and other liabilities	204.7	212.7
Total current liabilities	347.4	353.9

Noncurrent liabilities
Long-term debt	1,050.2	1,070.0
Employee benefit obligations	187.5	176.2
Operating lease liabilities	315.3	279.7
Other noncurrent liabilities	431.5	373.3
Total noncurrent liabilities	1,984.5	1,899.2

Stockholders' equity	338.5	185.6

Total liabilities and stockholders' equity	$2,670.4	$2,438.7

Valvoline Inc. and Consolidated Subsidiaries		Table 3
Condensed Consolidated Statements of Cash Flows
(In millions - preliminary and unaudited)

	Year ended
	September 30
	2025	2024
Cash flows from operating activities
Net income	$210.7	$211.5
Adjustments to reconcile net income to cash flows from operating activities:
Loss from discontinued operations	4.1	3.0
Loss on extinguishment of debt	—	5.1
Gain on sale of operations	(71.1)	(41.8)
Depreciation and amortization	119.4	105.9
Deferred income taxes	38.3	23.5
Loss (gain) on pension and other postretirement plan remeasurements	26.6	(2.4)
Stock-based compensation expense	10.5	12.0
Other, net	3.6	(0.1)
Change in operating assets and liabilities	(35.0)	(33.8)
Operating cash flows from continuing operations	307.1	282.9
Operating cash flows from discontinued operations	(9.9)	(17.8)
Total cash provided by operating activities	297.2	265.1
Cash flows from investing activities
Additions to property, plant and equipment	(259.2)	(224.4)
Acquisitions, net of cash acquired	(65.0)	(52.7)
Proceeds from sale of operations, net of cash disposed	121.0	71.5
Issuances of notes receivable	(24.2)	(13.6)
Repayments of notes receivable	21.2	9.7
Purchases of investments	(4.5)	(3.5)
Proceeds from investments	6.0	350.0
Other investing activities, net	3.6	(0.2)
Total cash (used in) provided by investing activities	(201.1)	136.8
Cash flows from financing activities
Proceeds from borrowings	85.0	200.0
Repayments on borrowings	(103.8)	(698.8)
Repurchases of common stock, including excise taxes of $16.4 in 2025	(76.8)	(226.8)
Payment of finance lease obligations	(12.2)	(12.0)
Other financing activities, net	(5.1)	(8.7)
Total cash used in financing activities	(112.9)	(746.3)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	—
Decrease in cash, cash equivalents and restricted cash	(17.1)	(344.4)
Cash, cash equivalents and restricted cash - beginning of period	68.7	413.1
Cash, cash equivalents and restricted cash - end of period	$51.6	$68.7

Valvoline Inc. and Consolidated Subsidiaries				Table 4
Retail Stores Operating Information
(Preliminary and unaudited)

	Three months ended September 30		Year ended
			September 30
	2025	2024	2025	2024
Sales information
System-wide store sales - in millions (a)	$918.4	$826.8	$3,453.8	$3,104.3
Year-over-year growth (a)	11.1%	12.0%	11.3%	12.4%

Same-store sales growth (b)
Company-operated	5.4%	6.7%	5.6%	7.2%
Franchised (a)	6.5%	5.3%	6.5%	7.0%
System-wide (a)	6.0%	6.0%	6.1%	7.1%

	Number of stores at end of period
	Fourth Quarter 2025	Third Quarter 2025	Second Quarter 2025	First Quarter 2025	Fourth Quarter 2024
Company-operated	1,016	983	950	932	950
Franchised (a)	1,164	1,141	1,128	1,113	1,060

				As of September 30
				2025	2024
System-wide store count (a)				2,180	2,010
Year-over-year growth (a)				8.5%	8.5%

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)
Beginning in fiscal 2025, Valvoline determines SSS growth as the year-over-year change in net revenues of U.S. VIOC same stores (company-operated, franchised and the combination of these for system-wide SSS) with same stores defined as those that have been in operation within the system for at least 12 full months. Previously, SSS was determined utilizing net revenues of U.S. VIOC stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation. Prior period measures presented herein have been revised to conform with the current approach.

Valvoline Inc. and Consolidated Subsidiaries					Table 5
System-wide Retail Stores
(Preliminary and unaudited)

	Company-operated
	Fourth Quarter 2025	Third Quarter 2025	Second Quarter 2025	First Quarter 2025	Fourth Quarter 2024
Beginning of period	983	950	932	950	937
Opened	26	19	12	15	26
Acquired	8	8	6	6	10
Net conversions between company-operated and franchised	—	6	—	(39)	(23)
Closed	(1)	—	—	—	—
End of period	1,016	983	950	932	950

	Franchised (a)
	Fourth Quarter 2025	Third Quarter 2025	Second Quarter 2025	First Quarter 2025	Fourth Quarter 2024
Beginning of period	1,141	1,128	1,113	1,060	1,024
Opened	24	19	17	14	13
Acquired (b)	—	—	—	—	—
Net conversions between company-operated and franchised	—	(6)	—	39	23
Closed	(1)	—	(2)	—	—
End of period	1,164	1,141	1,128	1,113	1,060

Total system-wide stores (a)	2,180	2,124	2,078	2,045	2,010

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Represents the acquisition of franchise stores that are new to the Valvoline retail store system by Valvoline Inc.

Valvoline Inc. and Consolidated Subsidiaries				Table 6
Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended September 30		Year ended
			September 30
	2025	2024	2025	2024
Reported income from continuing operations	$25.6	$89.1	$214.8	$214.5
Adjustments:
Net pension and other postretirement plan expenses (a)	26.3	1.3	23.6	11.7
Net legacy and separation-related (income) expenses	(0.2)	(0.9)	1.4	(0.7)
Information technology transition costs	3.0	2.7	11.5	10.4
Debt extinguishment and modification costs	—	—	—	7.3
Investment and divestiture-related costs (income)	13.8	(41.1)	(50.2)	(40.2)
Total adjustments, pre-tax	42.9	(38.0)	(13.7)	(11.5)
Income tax (benefit) expense of adjustments	(10.5)	9.4	3.8	2.6
Total adjustments, after tax	32.4	(28.6)	(9.9)	(8.9)
Adjusted income from continuing operations (b) (c)	$58.0	$60.5	$204.9	$205.6

Reported diluted earnings per share from continuing operations	$0.20	$0.68	$1.67	$1.63
Adjusted diluted earnings per share from continuing operations (c) (d)	$0.45	$0.46	$1.59	$1.57

Weighted average diluted common shares outstanding	128.4	130.3	128.6	131.0

(a)	Includes remeasurement adjustments recorded in the fourth quarter, which resulted in a loss of $26.6 million and a gain of $2.4 million in fiscal 2025 and 2024, respectively.
(b)	Adjusted income from continuing operations is defined as income from continuing operations adjusted for the effects of key items.
(c)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(d)	Adjusted diluted earnings per share from continuing operations is defined as diluted earnings per share calculated using adjusted income from continuing operations.

Valvoline Inc. and Consolidated Subsidiaries				Table 7
Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations
(In millions - preliminary and unaudited)

	Three months ended September 30		Year ended
			September 30
	2025	2024	2025	2024
Reported net revenues (a)	$453.8	$435.5	$1,710.3	$1,619.0

Income from continuing operations	$25.6	$89.1	$214.8	$214.5
Add:
Income tax expense	11.6	26.2	77.5	69.1
Net interest and other financing expenses	21.0	18.0	74.0	71.9
Depreciation and amortization	32.8	28.8	119.4	105.9
EBITDA from continuing operations (b) (c)	91.0	162.1	485.7	461.4
Key items:
Net pension and other postretirement plan expenses	26.3	1.3	23.6	11.7
Net legacy and separation-related (income) expenses	(0.2)	(0.9)	1.4	(0.7)
Information technology transition costs	3.0	2.7	11.5	10.4
Investment and divestiture-related costs (income)	10.0	(41.1)	(55.4)	(40.2)
Key items - subtotal	39.1	(38.0)	(18.9)	(18.8)
Adjusted EBITDA from continuing operations (b) (c)	$130.1	$124.1	$466.8	$442.6

Net profit margin (d)	5.6%	20.5%	12.6%	13.2%
Adjusted EBITDA margin (b) (e)	28.7%	28.5%	27.3%	27.3%

(a)	Net revenues do not have any key item adjustments in the periods presented herein; therefore, GAAP net revenues and Adjusted net revenues are the same.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	EBITDA from continuing operations is defined as income from continuing operations, plus income tax expense, net interest and other financing expenses, and depreciation and amortization attributable to continuing operations. Adjusted EBITDA from continuing operations is EBITDA adjusted for key items attributable to continuing operations.
(d)	Net profit margin is defined as reported income from continuing operations divided by reported net revenues.
(e)	Adjusted EBITDA margin is defined as Adjusted EBITDA from continuing operations divided by adjusted net revenues.

Valvoline Inc. and Consolidated Subsidiaries		Table 8
Non-GAAP Reconciliation - Free Cash Flows from Continuing Operations
(In millions - preliminary and unaudited)

Free cash flow (a)	Year ended
	September 30
	2025	2024
Operating cash flows from continuing operations	$307.1	$282.9
Adjustments:
Additions to property, plant and equipment	(259.2)	(224.4)
Free cash flow from continuing operations (b)	$47.9	$58.5

Free cash flow excluding growth capital expenditures (c)	Year ended
	September 30
	2025	2024
Operating cash flows from continuing operations	$307.1	$282.9
Adjustments:
Maintenance additions to property, plant and equipment	(66.1)	(35.9)
Free cash flow excluding growth capital expenditures (b)	$241.0	$247.0

(a)	Free cash flow is defined as operating cash flows less additions to property, plant and equipment.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	Free cash flow excluding growth capital expenditures is defined as operating cash flows less maintenance additions to property, plant and equipment.

Valvoline Inc. and Consolidated Subsidiaries
Appendix - Description of Non-GAAP Measures and Adjustments

EBITDA measures

Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Free cash flow measures

Management uses free cash flow and free cash flow excluding growth capital expenditures as additional non-GAAP metrics of cash flow generation. By including capital expenditures, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Free cash flow excluding growth capital expenditures includes maintenance capital expenditures, which are uses of cash that are necessary to maintain the Company's existing business operations, including its retail service center store network, service portfolio, and support functions. Free cash flow excluding growth capital expenditures provides a supplemental view of cash flow generation before investments in growth capital, which expand future business operations, including the opening or expansion of retail service center stores and service capabilities. Free cash flow and free cash flow excluding growth capital expenditures have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash expenditures, such as mandatory debt repayments.

Adjusted profitability measures

Adjusted profitability measures (i.e., adjusted net income, diluted earnings per share and EBITDA) enable the comparison of financial trends and results between periods where certain items may not be reflective of the Company’s underlying and ongoing operational performance or vary independent of business performance.

Key items

The non-GAAP measures used by management exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company, the sale of the former Global Products reportable segment, and the associated impacts of related activity and indemnities; non-service pension and other postretirement plan activity; restructuring-related matters, including organizational restructuring plans, significant acquisitions or divestitures, debt extinguishment and modification, and tax reform legislation; in addition to other matters that management considers non-operational, infrequent or unusual in nature.

Refer to the following for descriptions of the key items that comprise the adjustments which depart from the computations in accordance with U.S. GAAP:

Net pension and other postretirement plan expenses: Includes several elements impacted by changes in plan assets and obligations that are primarily driven by the debt and equity markets, including remeasurement gains and losses, when applicable; and recurring non-service pension and other postretirement net periodic activity, which consists of interest cost, expected return on plan assets and amortization of prior service credits. Management considers these elements are more reflective of changes in current conditions in global markets (in particular, interest rates), outside the operational performance of the business, and are also legacy amounts that are not directly related to the underlying business and do not have an impact on the compensation and benefits provided to eligible employees for current service.

Net legacy and separation-related (income) expenses: Activity associated with legacy businesses, including the separation from Valvoline’s former parent company and its former Global Products reportable segment. This activity includes the recognition of and adjustments to indemnity obligations to its former parent company; certain legal, financial, professional advisory and consulting fees; and other expenses incurred by the continuing operations in connection with and directly related to these separation transactions and legacy matters. This incremental activity directly attributable to legacy matters and separation transactions is not considered reflective of the underlying operating performance of the Company’s continuing operations.

Information technology transition costs: Consists of expenses incurred directly related to the Company’s information technology transitions, primarily efforts related to implementing stand-alone enterprise resource planning and human resource information systems that generally began in fiscal 2023 following the sale of the former Global Products reportable segment. These expenses include data conversion, training, redundant expenses incurred from duplicative technology platforms, and temporary support, which includes consulting fees and professional services to support certain enhanced manual procedures and material weakness remediation efforts. These incremental costs are directly associated with technology transitions and are not considered to be reflective of the ongoing expenses of operating the Company’s technology platforms.

Investment and divestiture-related costs (income): Consists of activity directly associated with specific significant acquisitions, investments and divestitures, including professional and consulting fees for legal and advisory services, in addition to gains or losses recognized upon disposition, temporary financing costs directly associated with expected transactions, acquisition-related incentive compensation costs, and expense recognized to reduce the carrying values of investments determined to be impaired. This activity is not considered to be reflective of the underlying operating performance of the Company’s ongoing continuing operations.

Debt extinguishment and modification costs: Consists of accelerated amortization of previously capitalized debt issuance costs as well as third-party fees expensed in connection with the execution of the 2030 Notes redemption during the three months ended June 30, 2024. These expenses are not considered to be indicative of the future servicing costs of the Company’s ongoing debt facilities.